Securities & Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                 August 2, 1996


                                MarketLink, Inc.
        (Exact name of small business issuer as specified in its charter)

                         Commission file number: 0-25764

               Minnesota                             41-1675041
        (State or other jurisdiction                (IRS Employer
         of incorporation or organization)           Identification No.)


                          10340 Viking Drive, Suite 150
                             Eden Prairie, MN 55344
                    (Address of principal executive offices)


                                  612-996-9000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

On August 2, 1996, the Company (the "Company") completed its acquisition of Provident Worldwide Communications, Inc. ("Provident"), a provider of long distance telephone cards. Under the terms of the agreement, Provident became a wholly-owned subsidiary of the Company. Shares of Provident common stock were converted into Options to purchase Common Stock of the Company at the ratio of 1 Company Option to acquire one share of Company Common Stock for each 10.111 Provident shares outstanding at prices indicated below. The Options received by the Provident shareholders are subject to several conditions including repayment by Provident, at any time prior to February 2, 1999, of certain loans and advances made to it by the Company. Based upon the exchange ratio and assuming that all conditions to the exercise of the Options are satisfied, the Company will issue, upon exercise, a maximum of 200,000 shares of Company Common Stock as acquisition consideration to former Provident shareholders. One half of the options (100,000) are exercisable at a price equal to the fair market value of the Company's Common Stock at the close of business on the closing date and one half (100,000) of the Options are exercisable at one cent ($0.01) per share. In addition, Incentive Stock Options totaling 60,000 shares were granted to key employees of Provident upon consummation of the acquisition. An additional 30,000 Non-Qualified Options were granted in exchange for satisfaction of certain obligations of Provident to creditors and former Provident directors.


Item 7.  Financial Statements and Exhibits.

         (a) Financial Statements of Business Acquired:

                  Audited financial statements for Provident are unavailable and their relative significance is less than or equal to twenty
                  (20) percent of the Company, therefore under item 310(c)(3)(ii) of Regulation SB, the Company's obligation to file financial statements of Provident is automatically waived. The Company may file unaudited financial statements or other financial information, if available, by amendment to this Form 8-K within 60 days of the due date of this report.

         (b) Pro forma Financial Information:

                  See (a) above.

         (c)  Exhibits:

                  2.0 Agreement and Plan of Merger, dated August 2, 1996 by and among the Company, MarketLink Acquisition Corp. and Provident Worldwide Communications, Inc.

                  10.1 Employment Agreement dated August 2, 1996, between Kevin Pollari and Provident Worldwide Communications, Inc.

                                MarketLink, Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               MARKETLINK, INC.
                                               (Registrant)


Date: August 16, 1996
                                               BY: /s/ Rodney Larson
                                                   Controller
                                                   (Principal Financial &
                                                    Accounting Officer)

                                  Exhibit Index

                                MarketLink, Inc.

                                    Form 8-K

Exhibit Number    Description

         2.0 Agreement and Plan of Merger, dated August 2, 1996 by and among the Company, MarketLink Acquisition Corp. and Provident Worldwide Communications, Inc.


         10.1 Employment Agreement dated August 2, 1996, between Kevin Pollari and Provident Worldwide Communications, Inc.